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                                                           Exhibit 21

                                     Subsidiaries

                                                                Jurisdiction of
    Name of Subsidiary                                          Incorporation
    ------------------                                          -------------

Vermont Federal Bank, FSB                                        United States
Vermont Service Corporation                                      Vermont
Vermont East Coast Corporation                                   Vermont
Eastern Real Estate Company                                      Vermont
Investment Alternative Financial Services Corporation            Vermont